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                                                                     Exhibit 3.8


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                CLARK USA, INC.



                   -----------------------------------------

                   Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware

                   -----------------------------------------

     I, William C. Rusnack, Chief Executive Officer and President of CLARK USA, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certify as follows:

     FIRST: That the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 28, 1994 and that Certificates of Amendment thereto were filed with the Secretary of State of the State of Delaware on February 23, 1995; on November 3, 1995; on three (3) occasions on October 1, 1997; on January 15, 1998; and on August 7, 1998 (as so amended, the "Certificate of Incorporation").

     SECOND: That the first paragraph of Article 4 of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          ARTICLE 4. The total number of shares of capital stock which the Corporation shall have the authority to issue is 250,100 shares, consisting of (a) 100 shares of "Common Stock", par value $.01 per share and (b) 250,000 shares of "Preferred Stock", par value $.01 per share. Upon the effectiveness of this Certificate of Amendment (the "Effective Time"), each share of Common Stock of the Corporation shall automatically be reclassified and converted into .0000015 fully paid and non-assessable shares of Common Stock.
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     THIRD: That sub-paragraphs C and D of Article 4 of the Certificate of
Incorporation of the Corporation are hereby deleted in their entirety.

     FOURTH: That such amendment has been duly adopted in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment this 28th day of December, 1999.



                                    CLARK USA, INC.


                                    By:  /s/  William C. Rusnack
                                         -------------------------------------
                                         William C. Rusnack
                                         Chief Executive Officer and President